Service Request# 20166659515

State of Delaware

SECRETARY OF STATE
DIVISION OF CORPORATIONS
P.O. BOX 898
DOVER, DELAWARE 19903

9037048
FUNDRISE
1519 CONNECTICUT AVE NW
SUITE 200
WASHINGTON, DC 20036

11-16-2016

ATTN: SARAH NANIA

DESCRIPTION		AMOUNT
5884163 - FUNDRISE FOR-SALE HOUSING EFUND - LOS ANGELES CA, LLC		
0240Y Amendment Name		
	Amendment Fee	$180.00
	Court Municipality Fee, Wilm.	$20.00
	Expedite Fee, 24 Hour	$100.00
	TOTAL CHARGES	$300.00
	TOTAL PAYMENTS	$300.00
	BALANCE	$0.00

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:49 PM 11/16/2016
FILED 12:49 PM 11/16/2016
SR 20166659515 - File Number 5884163

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Fundrise National Oportunistic Office, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:
Fundrise For-Sale Housing eFUND - Los Angeles CA, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 16th day of November, A.D. 2016.

By: ______________________
Authorized Person(s)

Name: Benjamin S Miller
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